UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K/A
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 12, 2006
SAFENET, INC.
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-20634 (Commission File Number)	52-1287752 (IRS Employer Identification No.)
4690 Millennium Drive
Belcamp, Maryland 21017
(Address of Principal Executive Offices) (Zip Code)
(443) 327-1200
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or Related Audit Reports and Completed Interim Review.
     SafeNet, Inc. is providing additional information as an amendment to its Form 8-K including Item 4.02 dated September 18, 2006. As previously stated, the Company has concluded that certain option grants made between 2000 and 2005, including grants to directors, officers and employees, were or likely were accounted for using incorrect measurement dates under applicable accounting rules in effect at the time, and that material non-cash, stock-based compensation expenses related to these option grants will have to be recorded. As a result, the Company expects that annual and interim financial statements for the periods from 2000 through March 31, 2006 will have to be restated. Therefore, on September 12, 2006, the audit committee of the Board of Directors of the Company determined, after consultation with management and with the concurrence of the Company’s independent registered public accounting firm, Ernst & Young, LLP, that the Company’s annual and interim financial statements and the related Reports of Independent Registered Public Accounting Firm on these financial statements for the periods from 2000 through March 31, 2006 should no longer be relied upon. Further, management’s report and the Report of Independent Registered Public Accounting Firm on the Company’s internal controls over financial reporting as of December 31, 2004 and 2005 should also no longer be relied upon. Upon completion of the investigation and the audit of the necessary restatements by Ernst & Young LLP, the Company intends to file restated financial statements for these periods and its quarterly report for the quarter ended June 30, 2006 as soon as practicable.
     The Company has not yet determined the tax consequences that may result from these matters or whether tax consequences will give rise to monetary liabilities which may have to be satisfied in any future period. Additionally, the Company is evaluating the impact of this matter on the Company’s internal controls over financial reporting and disclosure controls and procedures.
     Any additional non-cash, stock-based compensation expense recorded for the periods in question would have the effect of decreasing income from operations, net income and net income per share (basic and diluted) in periods in which the Company reported a profit, and increasing loss from operations, net loss and net loss per share (basic and diluted) in periods in which the Company reported a loss. The Company presently believes that additional non-cash, stock-based compensation expenses will not affect the Company’s current cash position or previously reported revenues.
     The Company’s management has discussed the matters disclosed under this Item 4.02 with Ernst & Young LLP, the Company’s independent registered public accounting firm.
Additional Information
     The Company estimates the aggregate non-cash charges to be included in such restatements will be no more than $20 million for the periods from 2000 through 2005 before giving effect to forfeitures and cancellations, which would tend to reduce the cumulative amount of the charges. The Company has not yet estimated the effect of these additional compensation charges on the Company’s accounting for option expense in the first quarter of 2006 under 123R.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 27, 2006

SAFENET, INC.
By:	/s/ Anthony A. Caputo
Anthony A. Caputo,
Chairman and Chief Executive Officer